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MGI FUNDS™

MGI US Small/Mid Cap Growth Equity Fund

200 Clarendon Street Boston, Massachusetts 02116

September [__], 2008 Dear Shareholder:

We are pleased to notify you of changes involving the MGI US Small/Mid Cap Growth Equity Fund (the “Fund”), a series of MGI Funds (the “Trust”).

The Board of Trustees of the Trust (the “Board”) has approved the hiring of Goldman Sachs Asset Management, L.P. (“GSAM”) to serve as a subadvisor to the Fund and, in conjunction with this, the Board has approved a new subadvisory agreement (the “GSAM Agreement”) between GSAM and Mercer Global Investments, Inc., the Fund’s investment advisor (the “Advisor” or “MGI”), on behalf of the Fund. In approving GSAM to serve as a subadvisor to the Fund, the Board also determined to terminate the Advisor’s subadvisory agreement with Mazama Capital Management, Inc. (“Mazama”), one of the Fund’s subadvisors. As was previously communicated to you via a supplement to the Trust’s prospectus, dated July 1, 2008, GSAM replaced Mazama as a subadvisor to the Fund effective on that date, and GSAM now manages that portion of the Fund’s investment portfolio that previously was managed by Mazama.

The Board also approved a new subadvisory agreement between Westfield Capital Management Company, LP (“Westfield”), and the Advisor, on behalf of the Fund. Westfield has served as a subadvisor to the Fund since the Fund’s inception. Due to a restructuring in the ownership structure of Westfield, the prior subadvisory agreement between Westfield and the Advisor, on behalf of the Fund (the “Prior Westfield Agreement”), was terminated, and the Board approved a new subadvisory agreement (the “Current Westfield Agreement”) to replace the Prior Westfield Agreement. The Current Westfield Agreement is identical to the Prior Westfield Agreement in all material respects, except for the effectiveness and termination dates.

I encourage you to read the attached Information Statement, which provides, among other information, details regarding GSAM and the GSAM Agreement, Westfield and the Current Westfield Agreement, as well as a discussion of the factors that the Board considered in approving each subadvisory agreement.

Sincerely, /s/ Phillip J. de Cristo Phillip J. de Cristo Trustee, President, and Chief Executive Officer MGI Funds

MGI FUNDS™

MGI US Small/Mid Cap Growth Equity Fund

200 Clarendon Street Boston, Massachusetts 02116 INFORMATION STATEMENT

This Information Statement (the “Statement”) is being furnished on behalf of the Board of Trustees (the “Board”) of MGI Funds (the “Trust”) to inform shareholders of the MGI US Small/Mid Cap Growth Equity Fund (the “Fund”) about recent changes related to the Fund’s subadvisory arrangements. These changes are:

     1. The addition of a new subadvisor to the Fund, Goldman Sachs Asset Management, L.P. (“GSAM”), which replaced one of the Fund’s three subadvisors, Mazama Capital Management, Inc. (“Mazama”). In connection with this change, the Board approved a new subadvisory agreement (the “GSAM Subadvisory Agreement”) between GSAM and Mercer Global Investments, Inc., the Fund’s investment advisor (“MGI” or the “Advisor”), on behalf of the Fund. GSAM replaced Mazama effective July 1, 2008.

     2. A change in the Fund’s contractual arrangements with Westfield Capital Management Company, LP (“Westfield”), one of the Fund’s three subadvisors. Due to a restructuring in the ownership structure of Westfield, the subadvisory agreement between Westfield and the Advisor, on behalf of the Fund, dated July 1, 2005 (the “Prior Westfield Agreement”), was terminated. The Board, on behalf of the Fund, approved a new subadvisory agreement with Westfield (the “Current Westfield Agreement”), which is identical to the Prior Westfield Agreement in all material respects, except for the effectiveness and termination dates.

These changes were approved by the Board upon the recommendation of MGI, without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the “SEC”), dated December 28, 2005 (the “Exemptive Order”), issued to the Trust and the Advisor.

This Statement is being mailed on or about September [__], 2008 to shareholders of record of the Fund as of August 31, 2008. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

MGI is the investment advisor to the series of the Trust, including the Fund. The Advisor uses a “manager of managers” approach in managing the assets of the Trust’s series. This approach permits MGI to hire, terminate, or replace subadvisors to the series that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of subadvisory agreements relating to the management of the series. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment advisor (including subadvisor) to the mutual fund. The Trust and the Advisor have obtained the Exemptive Order, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated subadvisors and to modify subadvisory arrangements with unaffiliated subadvisors without shareholder approval. Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor supervises the provision of portfolio management services to the series by various subadvisors.

The Exemptive Order allows the Advisor, among other things, to: (i) continue the employment of a current subadvisor after events that would otherwise cause an automatic termination of a subadvisory agreement with the subadvisor, and (ii) reallocate assets among current or new subadvisors. The Advisor has ultimate responsibility (subject to oversight by the Board) to supervise the subadvisors and recommend the hiring, termination, and replacement of the subadvisors to the Board.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or of the Advisor (the “Independent Trustees”), at the Board meeting held on June 9-10, 2008 (the “Meeting”), (i) appointed GSAM to serve as a subadvisor to the Fund, replacing Mazama, (ii) approved the GSAM Subadvisory Agreement, and (iii) approved the Current Westfield Subadvisory Agreement.

The subadvisory agreement between Mazama and MGI, on behalf of the Fund, was terminated on June 30, 2008. The decision to terminate the subadvisory agreement was based upon certain factors, including: (i) the Advisor’s assessment of certain stock selection and sector positioning decisions made by Mazama with respect to Mazama’s allocated portion of the Fund’s portfolio; (ii) the Advisor’s views regarding GSAM’s record as an effective manager of small/mid cap growth stocks, and the Advisor’s high degree of conviction in GSAM and its portfolio management team; and (iii) the Advisor’s opinion that GSAM would more effectively complement the Fund’s two other subadvisors, Westfield and Tygh Capital Management, Inc. (“Tygh Capital”).

The Trust and the Advisor have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety (90) days of the hiring of a subadvisor, the affected series will notify the shareholders of the series of the changes. This Statement provides such notice of the changes and presents details regarding GSAM, Westfield, and their respective new subadvisory agreements.

THE ADVISOR

The Advisor, a Delaware corporation located at 200 Clarendon Street, Boston, Massachusetts 02116, serves as the investment advisor to the Fund. The Advisor is an indirect, wholly-owned subsidiary of Marsh & McLennan Companies, Inc, 1166 Avenue of the Americas, New York, New York 10036.  The Advisor is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisor is an affiliate of Mercer Investment Consulting, Inc., an investment consultant with more than thirty years’ experience reviewing, rating, and recommending investment managers for institutional clients.

The Advisor provides investment advisory services to the Fund pursuant to the Investment Management Agreement, dated July 1, 2005, between the Trust and the Advisor (the “Management Agreement”). The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the Fund. In so doing, the Advisor may hire one or more subadvisors to carry out the investment program of the Fund (subject to the approval of the Board). The Advisor continuously reviews, supervises, and (where appropriate) administers the investment program of the Fund. The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the Management Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and, subject to review and approval by the Board: (i) sets the Fund’s overall investment strategies; (ii) evaluates, selects, and recommends subadvisors to manage all or a portion of the Fund’s assets; (iii) when appropriate, allocates and reallocates the Fund’s assets among subadvisors; (iv) monitors and evaluates the performance of the Fund’s subadvisors, including the subadvisors’ compliance with the investment objective, policies, and restrictions of the Fund; and (v) implements procedures to ensure that the subadvisors comply with the Fund’s investment objective, policies, and restrictions.

For these services, the Fund pays the Advisor a fee calculated at an annual rate of 0.90% of the Fund’s average daily net assets. The Trust, with respect to the Fund, and the Advisor have entered into a written contractual fee waiver and expense reimbursement agreement pursuant to which the Advisor has agreed to waive a portion of its fees and/or to reimburse expenses of the Fund to the extent that the Fund’s expenses (not including brokerage fees and expenses, interest, and extraordinary expenses) exceed certain levels. After giving effect to the fee waiver and expense reimbursement agreement, the Advisor received advisory fees of $1,185,519 from the Fund for the fiscal year ended March 31, 2008.

Several officers of the Trust are also officers and/or employees of the Advisor. These individuals and their respective positions are: Ravi B. Venkataraman serves as Vice President of the Trust, and as President of the Advisor. Denis Larose serves as Vice President and Chief Investment Officer of the Trust, and as Chief Investment Officer of the Advisor. Richard S. Joseph serves as Vice President, Treasurer, and Principal Accounting Officer of the Trust, and as Chief Operating Officer of the Advisor. David M. Goldenberg serves as Vice President, Chief Legal Officer, and Secretary of the Trust, and as General Counsel of Mercer (US) Inc., an affiliate of the Advisor. Christopher A. Ray serves as Vice President of the Trust, and as Vice President and Portfolio Manager of the Advisor. Martin J. Wolin serves as Vice President and Chief Compliance Officer of the Trust, and as Chief Compliance Officer of the Advisor. The address of each executive officer of the Trust, other than Mr. Goldenberg, is 200 Clarendon Street, Boston, Massachusetts 02116. The address of Mr. Goldenberg is 1166 Avenue of the Americas, New York, New York 10036.

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

GSAM is located at 32 Old Slip, New York, New York 10005. GSAM is registered as an investment adviser with the SEC under the Advisers Act and is an affiliate of Goldman Sachs & Co., located at 85 Broad Street, New York, New York 10004.  The GSAM Subadvisory Agreement is dated July 1, 2008.

GSAM was approved by the Board to serve as a subadvisor to the Fund at the Meeting. GSAM is not affiliated with the Advisor, and GSAM discharges its responsibilities subject to the oversight and supervision of the Advisor. GSAM is compensated out of the fees that the Advisor receives from the Fund. There will be no increase in the advisory fees paid by the Fund to the Advisor as a consequence of the replacement of Mazama by GSAM and the implementation of the GSAM Subadvisory Agreement. The fees paid by the Advisor to GSAM depend upon the fee rates negotiated by the Advisor and on the percentage of the Fund’s assets allocated to GSAM by MGI. In accordance with procedures adopted by the Board, GSAM may effect Fund portfolio transactions through an affiliated broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable law.

GSAM serves as an investment advisor to the registered investment company listed below, which has an investment objective similar to the Fund’s investment objective:

Assets as of
June 30, 2008
Name	(in millions)

Goldman Sachs Small/Mid Cap Growth Fund	$116.47

For the investment advisory services that GSAM provides to the Goldman Sachs Small/Mid Cap Growth Fund, GSAM is entitled to receive fees at a rate of 1.00% on the first $2 billion in assets, and a rate of 0.90% on all assets in excess of $2 billion.

The names and principal occupations of the principal executive officers of GSAM are listed below. The address of each principal executive officer, as it relates to the person’s position with GSAM, is 32 Old Slip, New York, New York 10005.

Name Tim O’Neill	Principal Occupation Managing Director, Co-Head of the Investment Management Division
Marc Spilker	Managing Director, Co-Head of the Investment Management Division
Jonathan A. Beinner	Managing Director; Chief Investment Officer – Co-Head of US and Global Fixed Income
Thomas J. Kenny, CFA	Managing Director; Co-Head of US and Global Fixed Income
Bob Litterman	Managing Director; Director or Quantitative Resources Group
Eileen Rominger	Managing Director, US Value Equity Co-CIO, Global Equity Co- CIO, Global Head of Fundamental Equity
Steve McGuinness	Managing Director; Global Head of Distribution
Suzanne Donohoe	Managing Director; Head of GSAM International
Theodore Sotir	Managing Director; Co-Head of GSAM Europe; Chief Operating Officer of GSAM Distribution; Global Chief Administrative Officer – London

THE GSAM SUBADVISORY AGREEMENT

The GSAM Subadvisory Agreement was approved by the Board at the Meeting, which was called, among other reasons, for the purpose of approving the GSAM Subadvisory Agreement for an initial term of two years. Thereafter, continuance of the GSAM Subadvisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The GSAM Subadvisory Agreement provides that it will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the Exemptive Order.

The terms of the GSAM Subadvisory Agreement, other than the rate of compensation paid by the Advisor to GSAM, are substantially similar to the subadvisory agreement previously in effect between Mazama and the Advisor, as well as the subadvisory agreements with Westfield and Tygh Capital.

The GSAM Subadvisory Agreement provides that GSAM, among other duties, will make all investment decisions for GSAM’s allocated portion of the Fund’s investment portfolio. GSAM, subject to the supervision of the Board and the Advisor, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of GSAM’s allocated portion of the Fund’s assets. GSAM also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s investment portfolio.

The GSAM Subadvisory Agreement provides for GSAM to be compensated based on the average daily net assets of the Fund allocated to GSAM. GSAM is compensated from the fees that the Advisor receives from the Fund. GSAM generally will pay all expenses it incurs in connection with its activities under the GSAM Subadvisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

The GSAM Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or the Advisor, or (ii) GSAM, on not less than ninety (90) days’ written notice to the Advisor and the Trust.

BOARD OF TRUSTEES’ CONSIDERATIONS

At the Meeting, MGI recommended the appointment of GSAM to serve as a subadvisor to the Fund after evaluating a number of other possible investment managers. GSAM was recommended by the Advisor because, among other factors: (i) the Advisor’s high degree of conviction in GSAM’s team of investment professionals; (ii) the Advisor’s expectation that the addition of GSAM would increase the consistency of the Fund’s excess return, while providing lower volatility; and (iii) the Advisor’s opinion that the relatively low correlation with the Fund’s two other subadvisors, Westfield and Tygh Capital, would allow GSAM to effectively complement those two subadvisors within the Fund.

At the Meeting, the Board, including a majority of the Independent Trustees, considered and approved the GSAM Subadvisory Agreement. In determining whether to approve the GSAM Subadvisory Agreement, the Board considered the information received in advance of the

Meeting, which included: (i) a copy of the form of the GSAM Subadvisory Agreement between the Advisor and GSAM; (ii) information regarding the process by which the Advisor selected GSAM and recommended GSAM for Board approval, and the Advisor’s rationale for recommending GSAM; (iii) information regarding the nature, extent, and quality of the services that GSAM would provide to the Fund; (iv) information regarding GSAM’s reputation, investment management business, personnel, and operations; (v) information regarding GSAM’s brokerage and trading policies and practices; (vi) information regarding the level of subadvisory fees to be charged by GSAM; (vii) information regarding GSAM’s compliance program; (viii) information regarding GSAM’s historical performance returns managing a similar investment mandate, and such performance compared to a relevant index; and (ix) information regarding GSAM’s financial condition. The Board also considered the substance of discussions with representatives of the Advisor and GSAM at the Meeting.

When considering the approval of the GSAM Subadvisory Agreement, the Board reviewed and analyzed the factors that the Board deemed relevant with respect to GSAM, including: the nature, quality, and extent of the services to be provided to the Fund by GSAM; GSAM’s management style; GSAM’s historical performance record managing pooled investment products similar to the Fund; the qualifications and experience of the investment professionals who will be responsible for the day-to-day management of GSAM’s allocated portion of the Fund’s investment portfolio; and GSAM’s staffing levels and overall resources. Additionally, the Board reviewed materials supplied by counsel that were prepared for use by the Board in fulfilling its duties under the 1940 Act.

In examining the nature, quality, and extent of the services to be provided by GSAM to the Fund, the Board considered: the specific investment management process to be employed by GSAM in managing the assets of the Fund to be allocated to GSAM; the qualifications of GSAM’s investment professionals with regard to implementing investment mandates similar to the investment mandate of the Fund; GSAM’s overall favorable performance record as compared to a relevant benchmark; GSAM’s infrastructure and whether it appeared to adequately support GSAM’s investment strategy; and the Advisor’s review process and the Advisor’s favorable assessment as to the nature and quality of the subadvisory services expected to be provided by GSAM. The Board concluded that the Fund and its shareholders would benefit from the quality and experience of GSAM’s portfolio managers and other investment professionals. Based on the Board’s consideration and review of the foregoing information, the Board concluded that the nature, extent, and quality of the subadvisory services to be provided by GSAM, as well as GSAM’s ability to render such services based on its experience, operations, and resources, were appropriate for the Fund, in light of the Fund’s investment objective, and supported a decision to approve the GSAM Subadvisory Agreement.

Because GSAM was a newly-appointed subadvisor to the Fund, the Board, at the Meeting, could not consider GSAM’s investment performance in managing the Fund as a factor in evaluating the GSAM Subadvisory Agreement. However, the Board did review GSAM’s historical performance record in managing other accounts and registered investment companies that were comparable to the Fund. The Board compared this historical performance to a relevant benchmark. On this basis, the Board concluded that GSAM’s historical performance record, when viewed together with the other factors considered by the Board, supported a decision to approve the GSAM Subadvisory Agreement.

The Board carefully considered the proposed fees payable under the GSAM Subadvisory Agreement. In this regard, the Board evaluated the compensation to be paid to GSAM by the Advisor. The Board also considered comparisons of the fees that will be paid to GSAM with the fees GSAM charges to its other clients, noting that the fee rate that the Advisor had negotiated with GSAM appeared to compare favorably with the fee rates that GSAM has implemented with another registered open-end investment company and institutional separate accounts that utilize GSAM’s Small/Mid Cap Growth Strategy (the same strategy that will be utilized for the Fund).

The Board also considered whether the fee schedule of GSAM included breakpoints that would reduce GSAM’s fees as the assets of the Fund allocated to GSAM increased. The Board noted that while GSAM’s proposed subadvisory fee schedule did include breakpoints, such breakpoints were not a primary factor in the Board’s analysis because the fees to be paid to GSAM would be paid by the Advisor, rather than directly by the Trust. The Board recalled the data presented by MGI, as required by the Exemptive Order, that illustrated that the hiring of GSAM would delay the Advisor’s reaching profitability in managing the Fund. The Board was not provided with, and did not review, information regarding the estimated profits that may be realized by GSAM in managing its allocated portion of the Fund’s assets. Since the fees to be paid to GSAM were the result of arm’s-length bargaining between unaffiliated parties, and given the Advisor’s economic incentive to negotiate a reasonable fee, GSAM’s potential profitability was not considered relevant to the Independent Trustees’ deliberations. After evaluating the proposed fees, the Board concluded that the fees that would be paid to GSAM by MGI with respect to the assets to be allocated to GSAM appeared to be within a reasonable range in light of the nature, quality, and extent of the services to be provided.

The Board reviewed a copy of the GSAM Subadvisory Agreement. The Board considered that the GSAM Subadvisory Agreement provided for the same range of services as the subadvisory agreements that were in place with the Fund’s other subadvisors, Westfield and Tygh Capital, as well as the same range of services that were provided for in the subadvisory agreement with Mazama, which was terminated as a consequence of the appointment of GSAM.

The Board considered the selection and due diligence process employed by the Advisor in deciding to recommend the addition of GSAM to serve as a subadvisor to the Fund. The Board also considered the Advisor’s conclusion that the fees to be paid to GSAM for its services to the Fund will be reasonable, and the reasons supporting that conclusion. The Board noted that the subadvisory fees will be paid by the Advisor to GSAM and will not be additional fees paid by the Fund. The Board concluded that the Advisor’s recommendations and conclusions supported the approval of the GSAM Subadvisory Agreement.

The Board also considered whether there were any ancillary benefits that may accrue to GSAM as a result of GSAM’s relationship with the Fund. The Board concluded that GSAM may direct Fund brokerage transactions to certain brokers to obtain research and other services. However, the Board noted that GSAM was required to select brokers who met the Fund’s requirements for seeking best execution, and that MGI monitored and evaluated GSAM’s trade execution with respect to Fund brokerage transactions on a quarterly basis and provided reports to the Board on these matters. The Board concluded that the benefits accruing to GSAM by virtue of its relationship with the Fund were reasonable.

In considering the materials and information described above, the Independent Trustees received assistance from, and met separately with, their independent legal counsel, and were provided with and discussed a written description of their statutory responsibilities and the legal standards that are applicable to the approval of investment advisory and subadvisory agreements.

After full consideration of the factors discussed above, with no single factor identified as being of paramount importance, the Board, including a majority of the Independent Trustees, with the assistance of independent counsel, concluded that the initial approval of the GSAM Subadvisory Agreement was in the best interests of the Fund and its shareholders, and approved the GSAM Subadvisory Agreement.

WESTFIELD CAPITAL MANAGEMENT COMPANY, LP

Westfield is located at One Financial Center, 24th Floor, Boston, Massachusetts 02111. Westfield is registered as an investment adviser with the SEC under the Advisers Act, is effectively 40% employee-owned, and is a subsidiary of Boston Private Financial Holdings, Inc. (“Boston Private”), a publicly-held company. Boston Private is located at Ten Post Office Square, Boston, Massachusetts 02109. Westfield initially was approved by the Board to serve as a subadvisor to the Fund at a Board meeting held on May 16 and 17, 2005, and has managed its allocated portion of the Fund’s portfolio since the Fund’s inception, pursuant to the Prior Westfield Agreement.

On June 30, 2008, Boston Private completed a transaction to restructure the equity ownership of Westfield (the “Restructuring”). Under the terms of the Restructuring, Boston Private will receive a fixed amount of Westfield’s annual pre-tax profits, net of management compensation. Earnings in excess of this fixed amount will be distributed one-third to Boston Private and two-thirds to Westfield. The portion of Westfield’s earnings that are distributed to Westfield are allocated among key members of Westfield’s management team. The members of Westfield’s management team who are eligible to receive such awards have entered into long-term employment agreements that include restrictions regarding post-employment competition and solicitation of clients or employees.

The Restructuring resulted in a change of control of Westfield and an assignment of the Prior Westfield Agreement, which terminated the Agreement and required the Board to approve a new subadvisory agreement with Westfield. The Current Westfield Agreement is dated June 30, 2008. As Westfield reported to the Board at the Meeting, it is anticipated that the Restructuring will not have any effect on the services provided to the Fund by Westfield, and that Westfield will continue to manage its allocated portion of the Fund’s investment portfolio as Westfield had done under the Prior Westfield Agreement.

Westfield is not affiliated with the Advisor, and Westfield discharges its responsibilities subject to the oversight and supervision of the Advisor. Westfield is compensated from the fees that the Advisor receives from the Fund. There will be no increase in the advisory fees paid by the Fund (or by its shareholders) to the Advisor as a consequence of the termination of the Prior Westfield Agreement and the implementation of the Current Westfield Agreement. The fees paid by the Advisor to Westfield depend upon the fee rates negotiated by the Advisor and on the percentage of the Fund’s assets allocated to Westfield by MGI. In accordance with procedures adopted by the Board, Westfield may effect Fund portfolio transactions through an affiliated broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable law.

Westfield serves as a subadvisor to the registered investment company listed below, which has an investment objective similar to the Fund’s investment objective:

[WESTFIELD: PLEASE DESCRIBE FEE WAIVERS OR REDUCTIONS THAT APPLY, IF ANY]

	Assets as of
	June 30, 2008
Name	(in millions)	Advisory Fee Rate

HSBC Investor Opportunity Fund	$197.45	0.55%

The names and principal occupations of the principal executive officers of Westfield are listed below. The address of Mr. Muggia, Ms. DiGravio, Mr. Bauernfeind, Mr. Fearey, Mr. Meyers, Mr. Strobeck, and Mr. Hazard, as it relates to the person’s position with Westfield, is One Financial Center, 24th Floor, Boston, Massachusetts 02111. The address of Mr. Vaill, as it relates to his position with Westfield, is Ten Post Office Square, Boston, Massachusetts 02111.

Name	Principal Occupation
William A. Muggia	CEO, Board of Directors
Karen Ann DiGravio	CFO, CCO, Board of Directors
Arthur Jon Bauernfeind	Board of Directors
Morton Fearey	Board of Directors
Ethan Joseph Meyers	Board of Directors
Matthew William Strobeck	Board of Directors
Michael C. Hazard	Board of Directors
Timothy Landon Vaill	Board of Directors

THE CURRENT WESTFIELD AGREEMENT

The Current Westfield Agreement was approved by the Board at the Meeting, which was called, among other reasons, for the purpose of approving the Current Westfield Agreement for an initial term of two years. Thereafter, continuance of the Current Westfield Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The Current Westfield Agreement provides that it will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the Exemptive Order.

The terms of the Current Westfield Agreement, except for the effectiveness and termination dates, are identical to the terms of the Prior Westfield Agreement, including the fees that are payable to Westfield by MGI and the services that Westfield is required to provide in managing its allocated portion of the Fund’s investment portfolio.

The Current Westfield Agreement provides that Westfield, among other duties, will make all investment decisions for its allocated portion of the Fund’s investment portfolio. Westfield,

12

subject to the supervision of the Board and the Advisor, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of its allocated portion of the Fund’s assets. Westfield also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s investment portfolio.

The Current Westfield Agreement provides for Westfield to be compensated based on the average daily net assets of the Fund allocated to Westfield. Westfield is compensated from the fees that the Advisor receives from the Fund. Westfield generally will pay all expenses it incurs in connection with its activities under the Current Westfield Agreement, other than the costs of the Fund’s portfolio securities and other investments.

The Current Westfield Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or the Advisor; or (ii) Westfield, on not less than ninety (90) days’ written notice to the Advisor and the Trust.

BOARD OF TRUSTEES’ CONSIDERATIONS

At the Meeting, the Board discussed the anticipated Restructuring, and considered the approval of the Current Westfield Agreement. The Advisor recommended the approval of the Current Westfield Agreement, pursuant to which Westfield would continue to serve as a subadvisor to the Fund, because, among other factors: (i) the Restructuring is not expected to have a material effect on the nature, extent, or quality of services provided by Westfield to the Fund; (ii) the Westfield personnel who have been responsible for managing Westfield’s allocated portion of the Fund’s investment portfolio since the Fund’s inception will continue to serve in their respective capacities following the Restructuring; and (iii) the terms of the Current Westfield Agreement are identical, in all respects other than the effectiveness and termination dates, to the Prior Westfield Agreement.

The Board considered that the Restructuring would result in a change in control of Westfield, and hence, in the assignment and termination of the Prior Westfield Agreement under the 1940 Act. In view of the resulting assignment and termination of the Prior Westfield Agreement upon the closing of the Restructuring, the Board, and by a separate vote, the Independent Trustees, approved the Current Westfield Agreement between the Advisor and Westfield, which became effective following the closing of the Restructuring.

The Board, in connection with its consideration of the Current Westfield Agreement, considered information received in advance of the Meeting, which included: (i) a copy of the Current Westfield Agreement between the Advisor and Westfield; (ii) information regarding the process by which the Advisor selected, monitored, and evaluated Westfield, and recommended Westfield for Board approval; (iii) information describing the nature, extent, and quality of the services that Westfield provided to the Fund, and the fees that Westfield charged MGI for these services; (iv) information regarding Westfield’s business and operations, financial condition, portfolio management team, and compliance program; (v) information regarding Westfield’s brokerage and trading policies and practices; (vi) Westfield’s performance in managing its allocated portion of the Fund’s investment portfolio; and (vii) Westfield’s historical performance returns managing a similar investment mandate, and such performance compared to a relevant index. In addition, the Board considered presentations made by, and discussions held with, representatives of the Advisor and representatives of Westfield at the Meeting.

In considering the approval of the Current Westfield Agreement, the Board reviewed and analyzed the factors that the Board deemed relevant with respect to Westfield, including: the nature, extent, and quality of the services that were provided to the Fund by Westfield; Westfield’s investment management style; Westfield’s historical performance record managing its allocated portion of the Fund’s portfolio, as well as pooled investment products similar to the Fund; the qualifications and experience of the persons at Westfield who were responsible for the day-to-day management of the allocated portion of the Fund’s investment portfolio; and Westfield’s staffing levels and overall resources. Additionally, the Board reviewed materials supplied by counsel that were prepared for use by the Board in fulfilling its duties under the 1940 Act.

In examining the nature, quality, and extent of the services provided by Westfield to the Fund, the Board considered: the specific investment management process that was employed by Westfield in managing the Fund’s assets that were allocated to Westfield; the qualifications, experience, and capabilities of Westfield’s management and other personnel responsible for the portfolio management of the Fund’s investment portfolio; the financial position of Westfield; the quality of Westfield’s regulatory and legal compliance policies and procedures; Westfield’s brokerage practices; Westfield’s infrastructure and whether it continued to support Westfield’s investment strategy adequately; and the Advisor’s review, selection, and due diligence process with respect to Westfield, and the Advisor’s favorable assessment as to the nature, extent, and quality of the subadvisory services that were provided by Westfield. The Board determined that the Fund would continue to benefit from the quality and experience of the portfolio managers of Westfield. Based on its consideration and review of the foregoing information, the Board concluded that the nature, extent, and quality of the subadvisory services that were provided by Westfield, as well as Westfield’s ability to continue to provide these services based on its experience, operations, and resources following the Restructuring, were appropriate, and had benefited and will continue to benefit, the Fund and its shareholders.

The Board considered that, when managing its allocated portion of the Fund’s portfolio, Westfield operated within the Fund’s investment objective and style, and considered Westfield’s record of compliance with the Fund’s investment restrictions. The Board considered Westfield’s record of performance in managing its allocated portion of the Fund’s portfolio. Specifically, the Board noted that Westfield had outperformed its relevant benchmark by a significant margin over the one-year, two-year, and since inception periods. The Board also considered the Advisor’s conclusions, and the reasons supporting the Advisor’s conclusions, that the performance record of Westfield supported the approval of the Current Westfield Agreement.

The Board took account of the Advisor’s reasons for concluding that the compensation payable to Westfield for its services to the Fund was fair and reasonable, in light of the nature and quality of the services furnished to the Fund by Westfield. The Board also considered whether the fee schedule of Westfield included breakpoints that would reduce Westfield’s fees as the assets of the Fund allocated to Westfield increased. The Board noted that while Westfield’s subadvisory fee schedule did include breakpoints, such breakpoints were not a primary factor in the Board’s analysis because the fees paid to Westfield were paid by the Advisor, rather than directly by the Trust. The Board was not provided with, and did not review, information regarding Westfield’s profitability in connection with managing its allocated portion of the Fund’s assets. Since the fees to be paid to Westfield were the result of arm’s-length bargaining between unaffiliated parties, and given the Advisor’s economic incentive to negotiate a reasonable fee, Westfield’s profitability was not considered relevant to the Board’s deliberations. The Board took into account MGI’s ongoing monitoring of the appropriateness and competitiveness of the fee and fee structure in place with Westfield, as well as the Advisor’s assessment that the subadvisory fee rates charged by Westfield reflected a reasonable fee arrangement. The Board also considered the information supplied by Westfield that presented data regarding fees charged to other clients of Westfield. Based on its discussion, the Board concluded that, in light of the quality and extent of the services that were provided, the fees paid to Westfield with respect to the assets of the Fund that were allocated to Westfield appeared to be within a reasonable range.

The Board also considered whether there were any ancillary benefits that may accrue to Westfield as a result of Westfield’s relationship with the Fund. The Board concluded that Westfield may direct Fund brokerage transactions to certain brokers to obtain research and other services. However, the Board noted that Westfield was required to select brokers who met the Fund’s requirements for seeking best execution, and that MGI monitored and evaluated Westfield’s trade execution with respect to Fund brokerage transactions on a quarterly basis and provided reports to the Board on these matters. The Board concluded that the benefits accruing to Westfield by virtue of its relationship with the Fund were reasonable.

In considering the materials and information described above, the Independent Trustees received assistance from, and met separately with, their independent legal counsel, and were provided with and discussed a written description of their statutory responsibilities and the legal standards that are applicable to the approval of investment advisory and subadvisory agreements.

After full consideration of the factors discussed above, with no single factor identified as being of paramount importance, the Board, including a majority of the Independent Trustees, with the assistance of independent counsel, concluded that the approval of the Current Westfield Agreement was in the best interests of the Fund and its shareholders, and approved the Current Westfield Agreement.

GENERAL INFORMATION

Administrative and Accounting Services

State Street Bank and Trust Company (the “Administrator”), located at 200 Clarendon Street, Boston, Massachusetts 02116, serves as the administrator of the Fund. The Administrator performs various services for the Fund, including fund accounting, daily and ongoing maintenance of certain Fund records, calculation of the Fund’s net asset value, and preparation of shareholder reports.

The Advisor provides certain internal administrative services to the Class S, Class Y-1, and Class Y-2 shares of the Fund, for which the Advisor is entitled to receive a fee of 0.15%, 0.10%, and 0.05% of the average daily net assets of the Class S, Class Y-1, and Class Y-2 shares, respectively. For the fiscal year ended March 31, 2008, the Fund did not pay any fees to the Advisor for internal administrative services.

Principal Underwriting Arrangements

MGI Funds Distributors, Inc. (the “Distributor”), located at 301 Bellevue Parkway, Wilmington, Delaware 19809, is a Delaware corporation that is a subsidiary of PNC Global Investment Servicing, Inc., and acts as the principal underwriter of each class of shares of the Fund pursuant to an Underwriting Agreement with the Trust. The Underwriting Agreement requires the Distributor to use its best efforts, consistent with its other businesses, to sell shares of the Fund.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2008, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

[TO BE INSERTED:] As of August 31, 2008, the Fund had [______] total shares outstanding, and MGI Collective Trust: MGI US Small/Mid Cap Growth Equity Portfolio held [______] shares, representing [______] of the Fund’s total shares outstanding.

SHAREHOLDER REPORTS

Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders. In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. A copy of the Fund’s most recent annual report to shareholders and the most recent semi-annual report succeeding the annual report to shareholders (when available) may be obtained, without charge, by calling your plan administrator or recordkeeper or financial advisor, or by calling the Trust toll-free at 1-866-658-9896.